Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
IntegraMed America, Inc.

We hereby consent to the incorporation by reference in this Registration Statement of IntegraMed America, Inc. on Form S-8 of our report dated March 14, 2008, appearing in the Annual Report on Form 10-K of IntegraMed America, Inc. for the year ended December 31, 2007.

/s/ Amper Politziner & Mattia, P.C.

Edison, New Jersey
May 16, 2008